Exhibit 3.3

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

OF

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

Pursuant to Section 31D-10-1007 of the Code of West Virginia, the undersigned officer of Pilgrim’s Pride Corporation of West Virginia, Inc., certifies that:

1.    The name of the corporation immediately prior to the restatement is Pilgrim’s Pride Corporation of West Virginia, Inc.

2.    The restatement consolidates all amendments into a single document, and contains new amendments to the articles of incorporation.

3.    The text of the restated and amended articles of incorporation is set forth on Exhibit A attached hereto.

4.    The amendments contained in such restatement are:

(a)   To change the authorized capital stock of the corporation:

“The authorized capital stock of the corporation shall be five thousand (5,000) shares of voting common stock with a par value of one dollar ($1.00).”

No provision is necessary to implement this change as no exchange, reclassification or cancellation of any issued and outstanding shares will occur.

(b)   To change the purpose of the corporation to:

“The corporation is formed for the purpose or purposes of transacting any and all lawful business for which corporations may be incorporated under the laws of West Virginia.”

(c)   To include a contact address:

“A contact where informational notices and reminders of annual filings may be sent is CT Corporation System, 5400 D Big Tyler Road, Charleston, West Virginia 25313 (terry.stamper@wolterskluwer.com).”

(d)   To include a provision regarding limitations on officer and director liability:

“The corporation shall indemnify officers and directors to the extent permitted, and in the manner provided by the West Virginia Business Corporation Act, as amended by succeeding legislation.”

5.    The Amended and Restated Articles of Incorporation, and all amendments contained therein, were adopted by the Board of Directors on September 26, 2011, and submitted to the shareholder for its approval. The Amended and Restated Articles of Incorporation, and all amendments contained therein, were adopted and approved by the unanimous consent of the sole shareholder effective September 26, 2011, pursuant to the bylaws of the corporation and the Code of West Virginia.

Dated: September 26, 2011 Pilgrim’s Pride Corporation of West Virginia, Inc.

/s/ Fabio Sandri
By:	Fabio Sandri
Its:	Chief Financial Officer

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

Pursuant to Sections 31D-10-1006 and Section 31D-10-1007 of the Code of West Virginia, Pilgrim’s Pride Corporation of West Virginia, Inc. amends and restates its Articles of Incorporation as follows:

ARTICLE I

NAME

The name of the corporation is PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

ARTICLE II

CAPITAL STOCK

The authorized capital stock of the corporation shall be five thousand (5,000) shares of voting common stock with a par value of one dollar ($1.00).

ARTICLE III

REGISTERED AGENT

The name and address of the Registered Agent to whom notice of process may be sent is CT Corporation System, 5400 D Big Tyler Rd., Charleston, West Virginia 25313.

ARTICLE IV

INCORPORATORS

The full name and address of the incorporators are:

Melvin C. Pierce	Lucille E. Pierce
1132 Martin Plaza	1132 Martin Plaza
Ann Arbor, MI 48103	Ann Arbor, MI 48103

ARTICLE V

PURPOSE

The corporation is formed for the purpose or purposes of transacting any and all lawful business for which corporations may be incorporated under the laws of West Virginia.

ARTICLE VI

PRINCIPAL OFFICE

The address of the principal office of the corporation will be: 1770 Promontory Circle, Greeley, Colorado, 80634.

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

The corporation shall indemnify officers and directors to the extent permitted, and in the manner provided by the West Virginia Business Corporation Act, as amended by succeeding legislation.

ARTICLE VIII

CONTACT INFORMATION

A contact where informational notices and reminders of annual filings may be sent is CT Corporation System, 5400 D Big Tyler Road, Charleston, West Virginia 25313 (terry.stamper@wolterskluwer.com).

IN WITNESS WHEREOF, PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC. has caused these Amended and Restated Articles of Incorporation and the accompanying Certificate to be executed in its name and on its behalf as therein duly authorized.

Dated: September 26, 2011	Pilgrim’s Pride Corporation of
West Virginia, Inc.

/s/ Fabio Sandri
By:	Fabio Sandri
Its:	Chief Financial Officer